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                                  EXHIBIT 10.5

                             LUMINEX LIGHTING, INC.

                  ANNUAL SALARY AND BONUS COMPENSATION PLAN FOR

                                TASNEEM SIDDIQUI

                              DATED AUGUST 19, 1997



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LUMINEX LIGHTING, INC.
BENEFIT PLAN
ANNUAL SALARY AND BONUS COMPENSATION PLAN

This letter sets forth the terms and conditions of the Annual Salary and Bonus Compensation Plan (the "Plan") agreed upon by Ms. Tasneem Siddiqui ("Executive") and Luminex Lighting, Inc., a California corporation ("Company").

1. TERM

           The term of this Plan (the "Term") is five years and is renewable upon its expiration subject to approval of the Board of Directors of the Company.

2. COMPENSATION

           As compensation and consideration for all Services provided by Executive during her term, Company agrees to pay to Executive the compensation set forth below.

           2.1 ANNUAL SALARY COMPENSATION. Executive shall receive an annual salary in the amount of seventy two thousand Dollars ($72,000.00) per annum. Each 12 months thereafter, Executive's Annual Compensation shall be increased (but never decreased by five percent (5%). This can, however, be amended any time hereafter.

           2.2 ANNUAL BONUS COMPENSATION. Executive shall receive bonus compensation with respect to each fiscal year in an amount up to one percent (1%) of gross annual sales in the discretion of the Board of Directors provided that such bonus compensation does not create a net loss before taxes for the Company. Gross Annual Sales shall be based on the year-end financial statement as prepared by the Company's independent Certified Public Accountants. The Bonus Compensation payable to the Executive under this paragraph 1.2 shall be paid within (90) days following the end of such fiscal year.

           2.3 ADDITIONAL BENEFITS. Additional benefits to Executive to enter into this Agreement, during this Term, Company agrees as follows:

                     2.3.1 To provide Executive with a car allowance for business purposes of $1,500 per month payable to Executive for leasing, maintenance, repair, and insurance of an automobile chosen and leased by Executive ("Automobile Benefits').

                     2.3.3 Executive will be entitled to reimbursement of his customary and documented business expenses incurred on behalf of Company.

Please confirm agreement to the foregoing by signing below where indicated. Effective as of June 1, 1997.

AGREED TO AND ACCEPTED
this 19th day of August, 1997


EXECUTIVE:   /s/ Tasneem Siddiqui                 /s/ Wasif Siddiqui
          ---------------------------         ----------------------------------
          TASNEEM SIDDIQUI                    WASIF SIDDIQUI
          Executive Vice President            CEO/President
          LUMINEX LIGHTING, INC.              LUMINEX LIGHTING, INC.